UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 23, 2025
HORMEL FOODS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hormel Place, Austin, Minnesota	55912-3680
(Address of principal executive offices)	(Zip Code)
 (507) 437-5611
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01465 par value	HRL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K/A amends the Form 8-K filed by Hormel Foods Corporation (the “Company”) on October 29, 2025 (the “Prior 8-K”). As disclosed in the Prior 8-K, Mr. Paul Kuehneman was appointed as Interim Chief Financial Officer and Controller, effective October 27, 2025. In connection with this transition, Mr. Kuehneman will receive the following compensation and benefits: (1) during his service in the interim role, an annual base salary at the rate of $500,000 per year; (2) participation in the Company’s annual short-term incentive compensation program, with a target award opportunity equal to $300,000 for the fiscal year 2026 performance period; (3) participation in The Hormel Foods Corporation 2018 Operators’ Share Incentive Compensation Subplan, with an aggregate grant of 70,000 operators’ shares for the fiscal year 2026 performance period; (4) participation in the Company’s long-term incentive compensation plan, with a long-term incentive target of $550,000 for fiscal year 2026, $125,000 of which will be delivered in the form of long-term performance-based cash incentive awards, $125,000 of which will be delivered in the form of stock option awards, and $300,000 of which will be delivered in the form of time-based restricted stock units; and (5) standard executive benefit and health and welfare plan participation.

Mr. Kuehneman has previously entered into the Company’s standard indemnification agreement applicable to senior executives and the Company’s standard restrictive covenant agreement applicable to senior executives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION

Dated: October 31, 2025	By:	/s/ Colleen Batcheler
Name: Colleen Batcheler
Title: Senior Vice President, External Affairs, General Counsel & Corporate Secretary